Exhibit 3.1.1

Assistant Registrar

Dated 13 May 2024

Companies Act (Revised)
Company Limited by Shares

Launch Two Acquisition Corp.

MEMORANDUM OF ASSOCIATION

Auth Code: K83876589810

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Assistant Registrar

Companies Act (Revised)

Company Limited by Shares

Memorandum of Association

of

Launch Two Acquisition Corp.

1	The name of the Company is Launch Two Acquisition Corp..

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

Auth Code: K83876589810

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Assistant Registrar

8	The share capital of the Company is USD55,500 divided into 500,000,000 Class A ordinary shares of par value USD0.0001 each, 50,000,000 Class B ordinary shares of par value USD0.0001 each and 5,000,000 preference shares of par value USD0.0001 each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Auth Code: K83876589810

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Assistant Registrar

We, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares in the capital of the Company shown opposite our name in the table below.

Dated 13 May 2024

Name and address of Subscriber	Number of shares taken	Signature
Ogier Global Subscriber (Cayman) Limited	1 Class B ordinary share of par value US$0.0001
89 Nexus Way		per:	/s/ Mark Drummond
Camana Bay		Name: Mark Drummond
Grand Cayman, KY1-9009		Authorised Signatory
Cayman Islands
Witness to above signature
/s/ Roshekia Taylor
Name: Roshekia Taylor

Ogier Global (Cayman) Limited 89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009 Cayman Islands

Occupation: Administrator

Auth Code: K83876589810

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